Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
STABILIS SOLUTIONS, INC.

SECTION 1. OFFICES

The principal office for the transaction of the business of the corporation shall be located at 10375 Richmond Drive, Suite 700, Houston, Texas 77042 or such other place as the Board of Directors (the “Board”) may designate. The corporation may have such other offices, either within or without the state of Florida, as the Board may designate or as the business of the corporation may require from time to time.

SECTION 2. STOCKHOLDERS

2.1 Annual Meeting
The corporation shall hold an annual meeting of the stockholders each year for the purpose of electing Directors and transacting such other business as may properly come before the meeting. The annual meeting shall be held at such place, date and hour as may be fixed from time to time by resolution of the Board, but shall be held no later than fifteen (15) months after the last preceding annual meeting of stockholders.

2.2 Special Meetings
The Chairman of the Board, the Chief Executive Officer, the President, or the Board may call special meetings of the stockholders for any purpose. A special meeting of the stockholders shall be held if the holders of record of not less than 10% of all of the votes entitled to be cast on any issue to be considered at such meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held and including the information required by subsection 2.5.3 hereof. Any special meeting so called or demanded shall be held at the date and time as may be fixed from time to time by resolution of the Board, provided such special meeting shall be held not later than the 90th day after receipt by the Secretary of a valid demand or demands for such meeting.

2.3 Place of Meeting
All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Florida designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all of the stockholders entitled to notice of the meeting.

2.4 Notice of Meeting
The corporation, by or at the direction of the President, the Secretary, the Board or the officer calling the meeting, shall notify the stockholders entitled to notice of or to vote at the meeting of the date, time, and place of such meeting not less than 10 nor more than 60 days before the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. If such notice is mailed, it shall be effective when deposited into the United

States mail properly addressed to the stockholder at such stockholder’s address as it appears on the stock transfer books of the corporation with postage prepaid. If the notice is electronically transmitted to the shareholder, it shall be effective when electronically transmitted to the shareholder in a manner authorized by the shareholder. Notice given in any other manner shall be effective when dispatched to the stockholder’s address, telephone number or other number appearing on the stock transfer records of the corporation.

2.5 Business for Stockholders’ Meetings

2.5.1 Business at Annual Meetings
In addition to the election of directors, other proper business may be transacted at an annual meeting of stockholders, provided that such business must be properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) brought by or at the direction of the Board or (b) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with subsection 2.5.3 hereof, and received by the Secretary not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (or if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, such notice must be so received not earlier than the close of business on the 90th day and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure thereof was made). No business shall be conducted at any annual meeting of stockholders except in accordance with this subsection 2.5.1, unless the application of this subsection 2.5.1 to a particular matter is waived in writing by the Board. If the facts warrant, the Board, or the chairman of an annual meeting of stockholders, may determine and declare that (a) a proposal does not constitute proper business to be transacted at the meeting or (b) business was not properly brought before the meeting in accordance with the provisions of this subsection 2.5.1 and, if, it is so determined in either case, any such business shall not be transacted. The procedures set forth in this subsection 2.5.1 for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

2.5.2 Business at Special Meetings
At any special meeting of the stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with subsection 2.4 hereof, shall come before such meeting.

2.5.3 Notice to Corporation
Any written notice required to be delivered by a stockholder to the corporation pursuant to subsection 2.2, subsection 2.4, subsection 2.5.1 or subsection 2.5.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation’s principal office. Any such stockholder notice shall set forth (i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the stockholder; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business.

2.6 Waiver of Notice

2.6.1 Waiver in Writing
Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, the Articles of Incorporation or the Business Corporation Act of the State of Florida, as now or hereafter amended (the “FBCA”), a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.6.2 Waiver by Attendance
The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.7 Fixing of Record Date for Determining Stockholders

2.7.1 Meetings
For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 70 (or the maximum number permitted by applicable law) nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.7.2 Consent to Corporate Action Without a Meeting
For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by FBCA, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Florida, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the FBCA, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

2.7.3 Dividends, Distributions and Other Rights
For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.8 Voting List
At least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at such meeting for inspection by any stockholder who is present.

2.9 Quorum
A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a voting group is required, a majority of the outstanding shares of such voting group, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10 Manner of Acting
In all matters other than the election of Directors, if a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the affirmative vote of a greater number is required by the Articles of Incorporation or the FBCA. Directors shall be elected by plurality as set forth in Section 2.13 of these Bylaws.

2.11 Proxies

2.11.1 Appointment
Each stockholder, other person entitled to vote on behalf of a stockholder pursuant to §607.0721 of the FBCA, or attorney in fact for a stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by (a) the stockholder or such stockholder’s authorized officer, director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature or (b) by transmitting or authorizing transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.11.2 Delivery to Corporation; Duration
A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing. A proxy shall become invalid eleven (11) months after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.12 Voting of Shares
Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of stockholders shall be entitled to one vote upon each such issue.

2.13 Voting for Directors
Directors are elected by a plurality of the votes cast by the shares entitled to vote. Each stockholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote; provided, however, that no cumulative voting shall be permitted in the election of Directors.

2.14 Action by Stockholders Without a Meeting
Subject to the following paragraph, any action that is properly brought before the stockholders by or at the direction of the Board and that could be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (as determined in accordance with subsection 2.7.2 hereof) and (b) be delivered to the corporation by delivery to its registered office in the State of Florida, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders. Delivery made to the corporation’s registered office shall be by hand or by certified mail or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the corporation, in the manner required by this Section 2, within 60 (or the maximum number permitted by applicable law) days of the earliest dated consent delivered to the corporation in the manner required by this Section 2. The validity of any consent executed by a proxy for a stockholder pursuant to a telegram, cablegram or other means of electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

2.15 Inspectors of Election

2.15.1 Appointment

In connection with any meeting of stockholders or action by stockholders without a meeting, the Chairman of the Board or Chief Executive Officer may appoint one or more persons to act as inspectors of election at such meeting or action without a meeting and to make a written report thereof. The Chairman of the Board or Chief Executive Officer may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of such meeting may appoint one or more persons to act as inspector of elections at such meeting. The validity of any proxy, ballot or written consent shall be determined by the inspectors of election in accordance with the applicable provisions of these Bylaws and the FBCA as then in effect. In determining the validity of any proxy transmitted by telegram, cablegram or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.

2.15.2 Duties for a Meeting
The inspectors of election for a meeting shall:

(a) ascertain the number of shares of the corporation outstanding and the voting power of each such share;

(b) determine the shares represented at the meeting and the validity of proxies and ballots ;
(c) count all votes and ballots;

(d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and

(e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots.

2.15.3 Duties for an Action by Written Consent Without a Meeting
The inspectors of election for an action by written consent without a meeting shall:
(a) ascertain the number of shares of the corporation required to take action by written consent;
(b) determine the validity of the written consents received by the corporation; (c) count all valid written consents;
(d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and
(e) certify their determination of the number of shares validly consenting to the action.

SECTION 3. BOARD OF DIRECTORS

3.1 General Powers
All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, its board of directors, subject to any limitation set forth in the Articles of Incorporation.

3.2 Number and Tenure
The number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the Board.

No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Each Director shall serve for the term he or she was elected, or until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal from office. Directors need not be stockholders of the corporation or residents of the State of Florida.

3.3 Qualification of Directors

Only persons who are nominated in accordance with the following procedures shall be qualified for election as Directors. Nominations for the election of Directors may be made (a) by or at the direction of the Board or (b) by any stockholder of record entitled to vote for the election of Directors at such meeting; provided, however, that a stockholder may nominate persons for election as Directors only if written notice (in accordance with subsection 2.5.3 hereof) of such stockholder’s intention to make such nominations is received by the Secretary not later than (i) with respect to an election to be held at an annual meeting of stockholders, not later than the close of business on the 60th day and not earlier than the close of business on the
90th day prior to the first anniversary of the preceding year’s annual meeting (or if the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, such notice must be so received not earlier than the close of business on the 90th day and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure thereof was made) and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh business day following the date on which notice of such meeting is first given to stockholders. Any such stockholder’s notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation that are beneficially owned by the stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the stockholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected.

If the facts warrant, the Board, or the chairman of a stockholders’ meeting at which Directors are to be elected, may determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The procedures set forth in this subsection 3.3 for nomination for the election of Directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof.

3.4 Annual and Regular Meetings
An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution, the Board or any committee designated by the Board may specify the time and place either within or without the State of
Florida for holding regular meetings thereof without other notice than such resolution.

3.5 Special Meetings
Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or, in the case of special Board meetings, any Director, and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Florida as the place for holding any special meeting called by them.

3.6 Meetings by Telephone
Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

3.7 Notice of Special Meetings
Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director as set forth in this Section 3.7. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

3.7.1 Personal Delivery
If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least twenty-four hours before the meeting.

3.7.2 Delivery by Mail
If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at his or her address shown on the records of the corporation with postage prepaid at least five days before the meeting.

3.7.3 Delivery by Private Carrier
If notice is given by private carrier, the notice shall be deemed effective when dispatched to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

3.7.4 Facsimile Notice
If notice is delivered by wire or wireless equipment that transmits a facsimile of the notice, the notice shall be deemed effective when dispatched at least twenty-four hours before the meeting to a Director at his or her telephone number or other number shown on the records of the corporation.

3.7.5 Delivery by Telegraph
If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company at least twenty-four hours before the meeting for delivery to a Director at his or her address shown on the records of the corporation.

3.7.6 Delivery by Electronic Transmission
If notice is delivered by electronic transmission, the notice shall be deemed effective when dispatched at least twenty-four hours before the meeting to a Director at his or her electronic transmission address shown on the records of the corporation.

3.7.7 Oral Notice
If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least twenty-four hours before the meeting.

3.8 Waiver of Notice

3.8.1 Manner
Whenever any notice is required to be given to any Director under the provisions of these Bylaws, the Articles of Incorporation or the FBCA, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

3.8.2 By Attendance
The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.9 Quorum
A majority of the total number of Directors fixed by or in the manner provided in these Bylaws or, if vacancies exist on the Board, a majority of the total number of Directors then serving on the Board, provided, however, that such number may be not less than one-third of the total number of Directors fixed by or in the manner provided in these Bylaws, shall constitute a quorum for the transaction of business at any Board meeting. If less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.10 Manner of Acting
The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the FBCA.

3.11 Presumption of Assent
A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

3.12 Action by Board or Committees Without a Meeting
Any action required or permitted to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee of the Board, as the case may be, consent thereto in writing or by electronic transmission as provided in the FBCA and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.13 Resignation
Any Director may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.14 Removal
At a meeting of stockholders called expressly for that purpose, or without a meeting pursuant to Section 2.14 of these Bylaws, one or more members of the Board (including the entire Board) may be removed, with or without cause, by the holders of not less than a majority of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by these Bylaws.

3.15 Vacancies
Any vacancy occurring on the Board may be filled only by the affirmative vote of a majority of the remaining Directors, whether or not they constitute a quorum of the Board. A Director elected to fill a vacancy shall be elected until the next election of Directors or until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal from office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board for a term of office continuing only until the next election of Directors, and until his or her successor shall be elected and qualify.

3.16 Committees

3.16.1 Creation and Authority of Committees
The Board may, pursuant to the authority granted in subsection (2) of section 607.0825 of the FBCA, designate one or more standing or temporary committees, each committee to consist of one or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that require it; but no such committee shall have the power or authority in reference to (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the FBCA to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the corporation.

3.16.2 Minutes of Meetings
All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.16.3 Quorum and Manner of Acting
A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

3.16.4 Resignation
Any member of any committee may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.16.5 Removal
The Board may remove from office any member of any committee elected or appointed by it.

3.17 Compensation
By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting, or a stated salary as Director or a committee member, or a combination of the foregoing, and such other benefits as the Board determines. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4. OFFICERS

4.1 Number
The officers of the corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers, including a Chairman of the Board, may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

4.2 Election and Term of Office
The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

4.3 Resignation
Any officer may resign at any time by delivering written notice to the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4 Removal
Any officer or agent elected or appointed by the Board may be removed by the Board, and any officer appointed by an officer upon whom the power of appointment has been conferred by the Board of Directors may be removed by any such officer or by the Board, whenever in the judgment of the Board or of such officer, as the case may be, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.5 Vacancies
A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

4.6 Chairman of the Board
If elected, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and stockholders unless another officer is appointed or designated by the Board as chairman of such meeting.

4.7 Chief Executive Officer
The Chief Executive Officer shall be the chief executive officer of the corporation, shall preside over meetings of the Board and stockholders in the absence of a Chairman of the Board and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the corporation. The Chief Executive Officer may sign deeds, mortgages, bonds, contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are prescribed by the Board from time to time.

4.8 President
In the event of the death of the Chief Executive Officer or his inability to act, the President shall perform the duties of the Chief Executive Officer, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the Chief Executive Officer. The President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. The President shall have, to the extent authorized by the Chief Executive Officer or the Board, the same powers as the Chief Executive Officer to sign deeds, mortgages, bonds, contracts or other instruments. The President shall perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board.

4.9 Vice President
In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board.

4.10 Secretary
The Secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders, maintenance of the corporation’s records and stock registers, and authentication of the corporation’s records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the

President or the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.11 Treasurer
The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; sign certificates for shares of the corporation; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.12 Compensation
The compensation of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a Director of the corporation.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 Contracts
The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2 Loans to the Corporation
No loans for borrowed money shall be contracted on behalf of the corporation and no evidences of indebtedness for borrowed money shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3 Checks, Drafts, Etc.
All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.4 Deposits
All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6. ISSUANCE AND TRANSFER OF SHARES

6.1 Issuance of Shares
No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

6.2 Certificates for Shares

The corporation shall maintain a stock ledger setting forth the owners of all of the issued and outstanding stock of the corporation. The Board may appoint a transfer agent and registrar for one or more classes of stock of the corporation and may make or authorize such agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of stock. The stock of the corporation shall be represented by certificates, provided that the Board may authorize the issue of some or all of the stock of any or all of the classes or series of its stock without certificates. Any such authorization shall not apply to stock already represented by a certificate until such certificate is surrendered to the corporation. Every owner of stock of the corporation represented by certificates shall be entitled to have a certificate in such form as prescribed by the Board and which complies with the applicable provisions of the FBCA. Within a reasonable time after the issue or transfer of stock without certificates, the corporation shall send the registered stockholder a written statement containing the information required to be set forth or stated on a certificate pursuant to the applicable provisions of the FBCA.

6.3 Transfer of Stock

Each request for the transfer of issued and outstanding stock shall be in such form and with such proof of authority and authenticity of signature as the corporation or its transfer agent may reasonably require. Transfers of stock represented by a certificate shall require the surrender of the certificate therefor duly endorsed. The transfer of any stock of the corporation shall be subject to any applicable restrictions on the transfer or registration of transfer of stock of the corporation.

6.4 Lost Stolen or Destroyed Stock Certificates.

Any person claiming a stock certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board may require and shall, if the Board so requires, give the corporation and its transfer agent a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board , as the Board may require, whereupon the corporation may issue (i) a new certificate or certificates of stock or (ii) uncertificated stock in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen or destroyed.

6.5 Shares of Another Corporation or Entity
Shares or equity interests owned by the corporation in another corporation, domestic or foreign, or other entity may be voted by such officer, agent or proxy as the Board may determine or, in the absence of such determination, by the Chief Executive Officer, the President or any Vice President of the corporation.

SECTION 7. BOOKS AND RECORDS
The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

SECTION 8. ACCOUNTING YEAR
The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

SECTION 9. SEAL
The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10. INDEMNIFICATION

10.1 Right to Indemnification

Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the FBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subsection 10.2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the FBCA requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

10.2 Right of Indemnitee to Bring Suit

If a claim under subsection 10.1 is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the FBCA for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board , independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the FBCA, nor an actual determination by the corporation (including its Board , independent legal counsel or Its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.

10.3 Nonexclusivity of Rights

Notwithstanding any limitation to the contrary contained in subsections 10.1 and 10.2 of this Section, the corporation shall to the fullest extent permitted by the FBCA, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

10.4 Insurance

The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the FBCA.

10.5 Effect of Amendment or Repeal

Notwithstanding any amendment to Section 10 hereof or repeal of these Bylaws, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

SECTION 11. AMENDMENTS OR REPEAL

These bylaws may be repealed or amended, and new bylaws may be adopted by either the board of directors or the stockholders, but the board of directors may not amend or repeal any bylaw adopted by the stockholders if the stockholders specifically provide that such bylaw is not subject to amendment or repeal by the directors.